UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2005

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Sepulveda Boulevard, Suite 1050, El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 606-4700

865 South Figueroa Street, Suite 3400, Los Angeles, California 90017
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement

On August 1, 2005, the Company, CB Richard Ellis Services, Inc., Blum Strategic Partners, L.P. (“BSP”), Blum Strategic Partners II, L.P. (“BSPII”), Blum Strategic Partners II GMBH & Co. KG (“BSPG” and collectively with BSP and BSPII, the “Blum Holders”), Frederic V. Malek, Raymond E. Wirta and Brett White executed an amendment and waiver (the “Amendment”) to the Securityholders’ Agreement dated as of July 20, 2001 among such parties (the “Securityholders’ Agreement”).

The Amendment modifies certain of the registration rights contained in the Securityholders’ Agreement by permitting the Blum Holders to request, in connection with an exercise of a demand registration right, that the Company effect a shelf registration statement permitting the resale from time to time of Company shares owned by the Blum Holders and certain other shareholders.

The Blum Holders are affiliated with Richard C. Blum and Jeffrey A. Cozad, each a director of the Company. Frederic V. Malek and Raymond S. Wirta are also directors of the Company. Brett White is a director and Chief Executive Officer of the Company.

A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number
4.1	Third Amendment and Waiver to Securityholders’ Agreement, dated as of August 1, 2005, by and among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc. and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS GROUP, INC. (Registrant)

Date: August 2, 2005	By:	/S/ KENNETH J. KAY
Kenneth J. Kay Chief Financial Officer

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